EXHIBIT 10.17

MARATHON OIL CORPORATION

2003 INCENTIVE COMPENSATION PLAN

NONQUALIFIED STOCK OPTION WITH TANDEM STOCK

APPRECIATION RIGHT AWARD AGREEMENT

Officers of Marathon Oil Corporation

Pursuant to this Award Agreement, MARATHON OIL CORPORATION (the “Corporation”) hereby grants to [NAME] (the “Grantee”), an employee of the Corporation or an Affiliate, on May 28, 2003 (the “Grant Date”), a Non-qualified Stock Option with a tandem Stock Appreciation Right (“SAR”) for [NUMBER] shares of Common Stock (the “Award”) at an exercise price of $[PRICE] per share (the “Grant Price”), pursuant to the Marathon Oil Corporation 2003 Incentive Compensation Plan (the “Plan”), with such number of shares and such price per share being subject to adjustment as provided in Section 17 of the Plan, and further subject to the following terms and conditions:

1.     Relationship to the Plan; Definitions.

This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Committee. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Grantee also include the heirs or other legal representatives of the Grantee. For purposes of this Award Agreement:

“Award Period” means the period commencing upon the Grantee’s receipt of this Award Agreement and ending on the date on which the Award expires pursuant to Section 3(a).

“Award Shares” means the shares of Common Stock covered by this Award Agreement.

“Cause” means termination from Employment by the Corporation or its Affiliates due to unacceptable performance, gross misconduct, gross negligence, material dishonesty, material acts detrimental or destructive to the Corporation or its Affiliates, employees or property, or any material violation of the policies of the Corporation or its Affiliates.

“Change in Control Plan” means any plan, program, agreement, or arrangement pursuant to which the Corporation or an Affiliate agrees to provide benefits to the Grantee in the event he or she is terminated following a Change in Control.

“Employment” means employment with the Corporation or any of its Affiliates. For purposes of this Award, Employment shall also include any period of time during which the Grantee is on Disability status.

2.     Exercise and Vesting Schedule.

(a)     This Award shall become exercisable in three cumulative annual installments, as follows:

(i)     [####] of the Award Shares shall become exercisable on May 28, 2004;

(ii)     an additional [####] of the Award Shares shall become exercisable on May 28, 2005; and

(iii) the remaining [####] Award Shares shall become exercisable on May 28, 2006;

provided, however, that the Grantee must be in continuous Employment from the Grant Date through the date of exercisability of each installment in order for the Award to become exercisable with respect to additional shares of Common Stock on such date. If the Employment of the Grantee is terminated for any reason other than death or Retirement, any Award Shares that are not exercisable as of the date of such termination of Employment shall be forfeited to the Corporation.

(b)     If the Employment of the Grantee is terminated due to Retirement, the Award shall continue to become exercisable in accordance with the schedule set forth in subparagraph (a) above, irrespective of the Grantee’s Retirement or subsequent death.

(c)     This Award shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, upon:

(i)     termination of the Grantee’s Employment due to death; or

(ii)     a Change in Control, provided that as of such Change in Control the Grantee had been in continuous Employment since the Grant Date.

3.     Expiration of Award.

(a)     Expiration of Award Period. The Award Period shall expire on May 28, 2013.

(b)     Termination of Employment Due to Death or Retirement. If Employment of the Grantee is terminated due to death or Retirement, the Award shall expire upon the earlier of (i) three years following the date of termination of Employment or (ii) expiration of the Award Period. The death of the Grantee following Retirement but prior to the expiration of the Award shall have no effect on the expiration of the Award.

(c)     Termination of Employment by the Corporation for Cause or Due to Resignation. If Employment of the Grantee is terminated by the Corporation or any of its Affiliates for Cause or due to voluntary resignation by the Grantee, the Award shall expire upon the termination of Employment.

(d)     Termination of Employment by the Corporation Other Than For Cause. If Employment of the Grantee is terminated by the Corporation or any of its Affiliates for any reason other than Cause, the Award shall expire upon the earlier of (i) 90 days following the date of termination of Employment or (ii) expiration of the Award Period.

(e)     Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Award shall remain exercisable throughout the Award Period, provided that as of such Change in Control the Grantee had been in continuous Employment since the Grant Date.

4.     Employment with a Competitor. Notwithstanding anything herein to the contrary, in the event the Committee, the Chief Executive Officer, or an authorized officer determines that the Grantee has accepted or intends to accept employment with a competitor of any business unit of the Corporation, the Committee, the Chief Executive Officer, or the authorized officer may cancel the Award by written notice to the Grantee.

5.     Exercise of Award. Subject to the limitations set forth herein and in the Plan, this Award may be exercised in whole or in part by providing notice to the Committee or its designated representative of (i) whether the Grantee intends to exercise the Non-qualified Stock Option or the SAR and (ii) the number of Award Shares to be exercised.

(a)     Exercise of Non-qualified Stock Option. If the Award is exercised as a Non-qualified Stock Option, payment of the Grant Price for the exercised Award Shares shall, at the election of the Grantee, be made in cash, shares of Common Stock, or any combination thereof. For purposes of determining the amount of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Upon receipt of the purchase price, the Corporation or its designated representative shall issue or cause to be issued to the Grantee a number of shares of Common Stock equal to the number of Award Shares then exercised.

(b)     Exercise of SAR. Upon receipt of notice to exercise a SAR, the Committee or its designated representative shall deliver or cause to be delivered to the Grantee a payment (“Payment Amount”) equal to the excess of (i) the Fair Market Value of the number of exercised Award Shares as of the date of exercise over (ii) the product of the number of exercised Award Shares and the Grant Price. Such payment shall be made in cash or shares of Common Stock at the election of the Grantee. If payment is made in shares of Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, and the Corporation or its designated representative shall issue or cause to be issued to the Grantee a number of shares of Common Stock equal to the Payment Amount divided by such Fair Market Value.

(c)     Tandem Nature of Award. To the extent the Award is exercised as a Non-qualified Stock Option, the related SAR shall be deemed to have been exercised. To the extent the Award is exercised as a SAR, the related Non-qualified Stock Option shall be deemed to have been exercised.

6.     Taxes. The Corporation or its designated representative shall have the right to withhold applicable taxes from the cash or shares of Common Stock otherwise payable to the Grantee upon exercise of the Award or from compensation otherwise payable to the Grantee at the time of exercise pursuant to Section 14 of the Plan.

7.     Shareholder Rights. The Grantee shall have no rights of a shareholder with respect to the Award Shares unless and until such time as the Award has been exercised and, if applicable, shares of Common Stock have been issued to the Grantee in conjunction with the exercise of the Award.

8.     Nonassignability. During the Grantee’s lifetime, the Award may be exercised only by the Grantee or by the Grantee’s guardian or legal representative. Upon the Grantee’s death, the Award may be transferred by will or by the laws governing the descent and distribution of the Grantee’s estate. Otherwise, the Grantee may not sell, transfer, assign, pledge or otherwise encumber any portion of the Award, and any attempt to sell, transfer, assign, pledge, or encumber any portion of the Award shall have no effect.

9.     No Employment Guaranteed. Nothing in this Award Agreement shall give the Grantee any rights to (or impose any obligations for) continued Employment by the Corporation or any Affiliate thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Grantee.

10.     Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Corporation, provided that no modification may, without the consent of the Grantee, adversely affect the rights of the Grantee hereunder.

Marathon Oil Corporation

By	/s/ Eileen M. Campbell
Authorized Officer

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